UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2021

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares (Par Value $1.00 Per Share)	T	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 5.000% Perpetual Preferred Stock, Series A	T PRA	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 4.750% Perpetual Preferred Stock, Series C	T PRC	New York Stock Exchange
AT&T Inc. 2.650% Global Notes due December 17, 2021	T 21B	New York Stock Exchange
AT&T Inc. 1.450% Global Notes due June 1, 2022	T 22B	New York Stock Exchange
AT&T Inc. 2.500% Global Notes due March 15, 2023	T 23	New York Stock Exchange
AT&T Inc. 2.750% Global Notes due May 19, 2023	T 23C	New York Stock Exchange
AT&T Inc. Floating Rate Global Notes due September 5, 2023	T 23D	New York Stock Exchange
AT&T Inc. 1.050% Global Notes due September 5, 2023	T 23E	New York Stock Exchange
AT&T Inc. 1.300% Global Notes due September 5, 2023	T 23A	New York Stock Exchange
AT&T Inc. 1.950% Global Notes due September 15, 2023	T 23F	New York Stock Exchange
AT&T Inc. 2.400% Global Notes due March 15, 2024	T 24A	New York Stock Exchange
AT&T Inc. 3.500% Global Notes due December 17, 2025	T 25	New York Stock Exchange
AT&T Inc. 0.250% Global Notes due March 4, 2026	T 26E	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 5, 2026	T 26D	New York Stock Exchange
AT&T Inc. 2.900% Global Notes due December 4, 2026	T 26A	New York Stock Exchange
AT&T Inc. 2.350% Global Notes due September 5, 2029	T 29D	New York Stock Exchange
AT&T Inc. 4.375% Global Notes due September 14, 2029	T 29B	New York Stock Exchange
AT&T Inc. 2.600% Global Notes due December 17, 2029	T 29A	New York Stock Exchange
AT&T Inc. 0.800% Global Notes due March 4, 2030	T 30B	New York Stock Exchange
AT&T Inc. 3.550% Global Notes due December 17, 2032	T 32	New York Stock Exchange
AT&T Inc. 5.200% Global Notes due November 18, 2033	T 33	New York Stock Exchange
AT&T Inc. 3.375% Global Notes due March 15, 2034	T 34	New York Stock Exchange
AT&T Inc. 2.450% Global Notes due March 15, 2035	T 35	New York Stock Exchange
AT&T Inc. 3.150% Global Notes due September 4, 2036	T 36A	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 14, 2039	T 39B	New York Stock Exchange
AT&T Inc. 7.000% Global Notes due April 30, 2040	T 40	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due June 1, 2043	T 43	New York Stock Exchange
AT&T Inc. 4.875% Global Notes due June 1, 2044	T 44	New York Stock Exchange
AT&T Inc. 4.000% Global Notes due June 1, 2049	T 49A	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due March 1, 2050	T 50	New York Stock Exchange
AT&T Inc. 5.350% Global Notes due November 1, 2066	TBB	New York Stock Exchange
AT&T Inc. 5.625% Global Notes due August 1, 2067	TBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 17, 2021, AT&T Inc., a Delaware corporation (the “Company”) and Magallanes, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Spinco”), entered into certain definitive agreements with Discovery, Inc., a Delaware corporation (“Discovery”), and Drake Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Discovery (“Merger Sub”). The definitive agreements provide for a transaction pursuant to which, subject to the terms and conditions of the agreements, the Company will transfer the business, operations and activities that constitute the WarnerMedia segment of the Company, subject to certain exceptions (as set forth in the Separation Agreement (as defined below)), to Spinco (the “Separation”). In connection with the Separation, Spinco will remain obligated for certain debt of the existing WarnerMedia business, make a cash payment to the Company, and in certain circumstances issue certain debt securities to the Company. After the Separation, the Company will distribute to its stockholders the shares of common stock, par value $0.01 per share, of Spinco (the “Spinco Common Stock”) held by the Company by way of either a pro rata dividend or an exchange offer (the “Distribution”). After the Distribution, Merger Sub will be merged with and into Spinco, with Spinco as the surviving entity and a wholly owned subsidiary of Discovery (the “Merger”). Following the completion of the Merger, holders of the shares of common stock, par value $1.00 per share, of the Company (the “Company Common Stock”) (as holders of Spinco Common Stock immediately following the Distribution) will own approximately 71% of the outstanding capital stock of Discovery on a fully diluted basis (computed using the treasury method). The transactions are expected to be tax-free to stockholders of the Company for U.S. federal income tax purposes, except to the extent that cash is paid to stockholders of the Company in lieu of fractional shares in the Distribution or the Merger.

The definitive agreements entered into in connection with the transactions include (1) an Agreement and Plan of Merger, dated May 17, 2021 (the “Merger Agreement”), by and among the Company, Spinco, Discovery and Merger Sub, (2) a Separation and Distribution Agreement, dated May 17, 2021 (the “Separation Agreement”), by and among the Company, Spinco and Discovery, (3) Voting Agreement, dated May 17, 2021 (the “Malone Voting Agreement”), by and between the Company and John C. Malone, and (4) Voting Agreement, dated May 17, 2021 (the “A/N Voting Agreement”, and together with the Malone Voting Agreement, the “Voting Agreements”), by and between the Company, Advance/Newhouse Programming Partnership and Advance/Newhouse Partnership (collectively, “Advance/Newhouse”, and together with John C. Malone, the “Stockholders”).

The Separation Agreement

The Separation Agreement sets forth the terms and conditions regarding the Separation of the WarnerMedia business from the Company. The Separation Agreement identifies and provides for the transfer of certain assets by the Company to Spinco and the assumption of certain liabilities by Spinco from the Company. The Separation Agreement further allocates other assets between Spinco and the Company and provides for various continuing relationships between the Company’s group of companies and Spinco’s group of companies.

The Separation Agreement also governs the rights and obligations of the Company and Spinco regarding the Distribution. At the Company’s election (subject to certain restrictions) pursuant to the Separation Agreement, the Distribution may be effected (i) by means of a pro rata dividend of Spinco Common Stock to the Company’s stockholders (the “Spin-Off”) or (ii) by way of an offer to exchange shares of Spinco Common Stock for outstanding shares of Company Common Stock (the “Exchange Offer”), followed by a pro rata, clean-up distribution to the Company’s stockholders of the unsubscribed shares of Spinco Common Stock held by the Company that were not exchanged in the exchange offer.

In connection with the Separation, Spinco will (1) assume debt of the existing WarnerMedia business, (2) pay a cash dividend to the Company (the “Spinco Special Cash Payment”), and (3) in certain circumstances issue to the Company debt instruments of Spinco (the “Spinco Debt Distribution”), in an aggregate amount of $43 billion, with the Spinco Special Cash Payment and Spinco Debt Distribution being subject to potential adjustments under the terms of the Separation Agreement. The Company expects to deliver the Spinco debt instruments in exchange for outstanding debt obligations to be identified by the Company prior to the consummation of the Distribution (the “Debt Exchange”). Each of the Company and Discovery will use reasonable best efforts to facilitate the Debt Exchange. Other than certain agreed terms, Discovery will determine the terms of the Spinco debt instruments, but the Company will not be required to accept any Spinco debt instruments that have a fair market value less than their face value (the “Par Exchange Requirement”). If the Par Exchange Requirement is not satisfied immediately prior to the Distribution, Spinco will draw on the Bridge Loan (as defined below) with respect to the amount of the Spinco Debt Distribution.

Consummation of the Distribution is subject to various conditions, including, among other things, (1) the substantial completion of the Separation and payment by Spinco to the Company of the Spinco Special Cash Payment, (2) the satisfaction or waiver of all conditions under the Merger Agreement, and (3) the delivery to the board of directors of the Company of a solvency opinion by an independent appraisal firm in respect of the solvency of Spinco and the solvency and surplus of the Company (such solvency opinion to be reasonably acceptable to the Company).

In addition to the foregoing, the Separation Agreement also contains numerous other provisions relating to certain ongoing relationships among the parties, including indemnification, sharing of financial information, treatment of nonpublic information, corporate records, assistance in litigation and dispute resolution.

The Merger Agreement

The Merger Agreement provides that, immediately following the consummation of the Distribution, Merger Sub will be merged with and into Spinco, with Spinco surviving as a wholly owned subsidiary of Discovery. On the closing date and prior to the effective time of the Merger, Discovery will amend and restate its certificate of incorporation to provide that, among other things, (1) all issued and outstanding shares of Discovery’s Series C-1 Preferred Stock, par value $0.01 per share, will be reclassified and converted into shares of Series C Common Stock, par value $0.01 per share, of Discovery, (2) all issued and outstanding shares of Discovery’s Series A-1 Preferred Stock, par value $0.01 per share, will be reclassified and converted into shares of Series A Common Stock, par value $0.01 per share, of Discovery and (3) all issued and outstanding shares of Discovery’s Series A Common Stock, par value $0.01 per share (including those shares of Series A Common Stock issued and outstanding as a result of the reclassification and conversion from shares of Series A-1 Preferred Stock), Series B Common Stock, par value $0.01 per share, and Series C Common Stock, par value $0.01 per share (including those shares of Series C Common Stock issued and outstanding as a result of the reclassification and conversion from shares of Series C-1 Preferred Stock), will be reclassified and converted into shares of Common Stock, par value $0.01 per share, of Discovery (“Discovery Common Stock”, and such reclassification and conversion as described in clauses (1), (2) and (3), the “Reclassification”).

As a result of the Merger, each share of Spinco Common Stock then issued and outstanding (other than each share of Spinco Common Stock held by Spinco as treasury stock or by Spinco or its subsidiaries, which will be cancelled without consideration) will automatically be converted into the right to receive a number of shares of Discovery Common Stock such that the aggregate number of shares of Discovery Common Stock issued to holders of Company Common Stock as a result of the Merger represent approximately 71% of the outstanding shares of Discovery Common Stock on a fully diluted basis (computed using the treasury method) following the completion of the Merger.

The Merger Agreement also provides that, as of immediately following the effective time of the Merger, Discovery will set the size of its board of directors (the “Discovery Board”) at 13 members, consisting of five directors designated by the Discovery Board, and the Chief Executive Officer of Discovery as of immediately after the effective time, and seven directors designated by the Company (including the director who will serve as the Chairperson of the Discovery Board). In addition, the Merger Agreement provides that David Zaslav, the current Chief Executive Officer of Discovery will be appointed as Chief Executive Officer of the combined company.

Completion of the Merger is subject to the satisfaction or waiver of certain closing conditions, including, among other things, (1) consummation of the Distribution; (2) approval of the transactions by Discovery’s stockholders, (3) the listing of Discovery Common Stock issuable to holders of Spinco Common Stock on Nasdaq; (4) receipt of applicable regulatory approvals, including the expiration or early termination of the statutory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other required regulatory approvals; (5) the absence of any law or order prohibiting the consummation of the transactions; (6) the effectiveness of the registration statements to be filed by Discovery and Spinco with the Securities and Exchange Commission (the “SEC”) pursuant to the Merger Agreement; (6) the absence of any material adverse effect (as defined in the Merger Agreement) on either the WarnerMedia Business or Discovery; (7) the receipt of a private letter ruling from the Internal Revenue Service (the “IRS”) to the effect that the Distribution and certain related transactions will qualify for tax-free treatment under the Internal Revenue Code (the “Code”); and (8) the Company’s receipt of the Spinco Special Cash Payment in accordance with the terms of the Separation Agreement.

Prior to the closing, the Company will seek to obtain a private letter ruling from the IRS that the transactions (including the Separation and the Distribution) will qualify as a tax-free reorganization under the Code.

The Company, Spinco, Discovery and Merger Sub each make certain customary representations, warranties and covenants, as applicable, in the Merger Agreement.

In addition, Discovery and the Company have agreed, among other things, that neither they nor any of their subsidiaries will (1) solicit alternative transactions or (2) enter into discussions concerning, or provide information or data in connection with, alternative transactions, except under limited circumstances described in the Merger Agreement. Discovery has agreed that it will be obligated to hold a meeting of its stockholders to vote on the transaction even if the board of directors of Discovery has made an RMT Partner Change of Recommendation (as defined in the Merger Agreement). However, in certain circumstances after the occurrence of a Triggering Event (as defined in the Merger Agreement), the Company or Discovery may terminate the Merger Agreement to enter into definitive agreements for a Spinco Superior Proposal or an RMT Partner Superior Proposal, respectively (each as defined in the Merger Agreement).

The Merger Agreement also contains covenants relating to obtaining financing for the various payments and issuances that Spinco will be making in connection with the transactions contemplated by the Merger Agreement and the Separation Agreement.

The Merger Agreement contains certain customary termination rights for the Company and Discovery, including, without limitation, a right for either party to terminate if the Merger is not consummated on or before July 15, 2023 (the “Outside Date”). Upon the termination of the Merger Agreement under specified circumstances, Discovery will be required to pay the Company a termination fee of $720 million or the Company will be required to pay Discovery a termination fee of $1.77 billion. Such circumstances would be in connection with certain terminations related to or following an RMT Partner Superior Proposal, a Spinco Superior Proposal or an Intervening Event (each as defined in the Merger Agreement).

The Merger Agreement also provides the methodology by which certain expenses will be borne.

The Voting Agreements

John C. Malone and Advance/Newhouse, as beneficial owners of shares of Discovery’s capital stock representing, in the aggregate, approximately 44% of the voting power of the issued and outstanding shares of Discovery capital stock as of May 17, 2021, entered into the Voting Agreements with the Company under which the Stockholders agreed to vote the shares of Discovery capital stock owned by them in favor of approval of the issuance of Discovery Common Stock to the Company stockholders, the amendment of Discovery’s certificate of incorporation and the Merger, even if the board of directors of Discovery changes its recommendation that the stockholders of Discovery approve the transactions.

In addition, Advance/Newhouse also entered into a Consent Agreement with Discovery, pursuant to which Advance/Newhouse executed and delivered an irrevocable and unconditional consent to the transactions contemplated by the Merger Agreement, including the Merger and the Reclassification, in connection with their approval right over the transactions as holders of shares of preferred stock of Discovery.

The Spinco Bridge Commitment Letter

On May 17, 2021, Spinco entered into a commitment letter (the “Bridge Commitment Letter”), by and among Spinco, Goldman Sachs Bank, USA. and Goldman Sachs Lending Partners LLC (collectively, “Goldman Sachs”) and JPMorgan Chase Bank, N.A. (“JPMorgan”), pursuant to which Goldman Sachs and JPMorgan commit to provide to Spinco $41.5 billion in an aggregate principal amount of senior unsecured bridge term loans (the “Bridge Loans”), such commitment to be reduced by, among other things, (1) the amount of net cash proceeds received by Spinco (and following the consummation of the Merger, Discovery) from certain equity and debt issuances, (2) term loan commitments under certain qualifying term loan facilities and (3) certain financings in connection with the Debt Exchange. The proceeds of any funded Bridge Loans will be used by Spinco on the closing date to make the Spinco Special Cash Payment (and, if the Company so elects, a cash dividend in lieu of the Spinco Debt Distribution) and to otherwise fund the transactions contemplated hereby and to pay the related transaction fees and expenses. The commitments under the Bridge Commitment Letter are subject to customary closing conditions.

Item 7.01.	Regulation FD Disclosure.

On May 17, 2021, the Company and Discovery issued a joint press release announcing the parties’ entry into definitive agreements in connection with a Reverse Morris Trust transaction. A copy of this press release is furnished on Exhibit 99.1 hereto and is incorporated herein by reference.

On May 17, 2021, the Company will hold an investor call relating to the transactions contemplated by the definitive agreements. The Company will make available on the investor relations section of its website an investor presentation for reference during such call. A copy of the investor presentation is furnished on Exhibit 99.2 hereto and is incorporated herein by reference.

The information in this Item 7.01, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

Following the completion of the transactions described under Item 1.01 and subject to the approval of the board of directors of the Company, the Company expects an annual dividend payout ratio of 40% to 43% on anticipated free cash flow of over $20 billion.

Free cash flow total dividend payout ratio is total dividends paid divided by free cash flow. Free cash flow is a non-GAAP financial measure that is frequently used by investors and credit rating agencies to provide relevant and useful information. Free cash flow is cash from operating activities minus capital expenditures. Due to high variability and difficulty in predicting items that impact cash from operating activities and capital expenditures, the Company is not able to provide a reconciliation between projected free cash flow and the most comparable GAAP metric without unreasonable effort.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction among AT&T, Spinco, and Discovery. In connection with the proposed transaction, AT&T, Spinco and Discovery intend to file relevant materials with the Securities and Exchange Commission (“SEC”), including a registration statement on Form S-4 by Discovery that will contain a prospectus of Discovery and Spinco that also constitutes a proxy statement of Discovery, and a registration statement by Spinco. This communication is not a substitute for the registration statements, proxy statement/prospectus or any other document which AT&T, Spinco or Discovery may file with the SEC. STOCKHOLDERS OF AT&T AND DISCOVERY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE REGISTRATION STATEMENT AND PROXY

STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain copies of the proxy statement/prospectus (when available) as well as other filings containing information about AT&T, Spinco and Discovery, without charge, at the SEC’s website, http://www.sec.gov. Copies of documents filed with the SEC by AT&T or Spinco will be made available free of charge on AT&T’s investor relations website at https://investors.att.com. Copies of documents filed with the SEC by Discovery will be made available free of charge on Discovery’s investor relations website at https://ir.corporate.discovery.com/investor-relations.

Non-GAAP Financial Information

Non-GAAP financial information included within this current report and accompanying materials is provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Due to high variability and difficulty in predicting items that impact cash from operating activities and capital expenditures, the Company is not able to provide a reconciliation between projected free cash flow and the most comparable GAAP metric without unreasonable effort.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to sell, or the solicitation of an offer to subscribe for or buy, or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, sale or solicitation would be unlawful, prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in Solicitation

AT&T and its directors and executive officers, and Discovery and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Discovery capital stock and/or the offering of Discovery securities in respect of the proposed transaction. Information about the directors and executive officers of AT&T is set forth in the proxy statement for AT&T’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on March 11, 2021. Information about the directors and executive officers of Discovery is set forth in the proxy statement for Discovery’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2021. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the proposed transaction between AT&T, Spinco, and Discovery, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the transaction, including future financial and operating results, the combined Spinco and Discovery company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of AT&T and Discovery and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction; the risk that Discovery stockholders may not approve the transaction proposals; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; risks that any of the other closing conditions to the proposed transaction may not be satisfied in a timely manner; risks that the anticipated tax treatment of the proposed transaction is not obtained; risks related to potential litigation brought in connection with the proposed transaction; uncertainties as to the timing of the consummation of the proposed transaction; risks and costs related to the implementation of the separation of Spinco, including timing anticipated to complete the separation, any changes to the configuration of the businesses included in the separation if implemented; the risk that the integration of Discovery and Spinco being more difficult, time consuming or costly than expected; risks related to financial community and rating agency perceptions of each of AT&T and Discovery and its business, operations, financial condition and the industry in which it operates; risks related to disruption of management time from ongoing business operations due to the proposed merger; failure to realize the benefits expected from the proposed merger; effects of the announcement, pendency or completion of the proposed merger on the ability of AT&T, Spinco or Discovery to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally; and risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction. The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with the foregoing factors.

These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement/prospectus that will be included in the registration statements that will be filed with the SEC in connection with the proposed transaction. Discussions of additional risks and uncertainties are contained in AT&T’s and Discovery’s filings with the Securities and Exchange Commission. Neither AT&T nor Discovery is under any obligation, and each expressly disclaim any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated May 17, 2021, jointly issued by AT&T Inc. and Discovery, Inc.

99.2	Investor Presentation of AT&T Inc., dated May 17, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: May 17, 2021	By:	/s/ Pascal Desroches
Pascal Desroches
Senior Executive Vice President and Chief Financial Officer